Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of John Hancock Capital Series (the "registrant") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer's knowledge:

1. The Report fully  complies  with the  requirements  of
Section  13(a) or  15(d)  of the  Securities  Exchange  Act of 1934;  and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.


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Maureen R. Ford
Chairman, President and Chief Executive Officer

Dated: August 27, 2003



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Richard A. Brown
Senior Vice President and Chief Financial Officer
Dated: August 27, 2003

A signed original of this written statement, required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.